UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2015

THE PULSE BEVERAGE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

11678 N Huron Street
Northglenn, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

                                    N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 1, 2015 the Board of Directors of The Pulse Beverage Corporation accepted the Consent to Act as a Director from Brian D. Corday and appointed Mr. Corday to serve as Executive Vice President of Business Development.  Mr. Corday has thirty years of experience assisting public companies in the areas of finance and business strategic planning. Mr. Corday has held executive positions at several major Wall Street firms, most recently as Chairman and President of BullBear Ventures, LLC, a private equity firm dedicated to maximizing brand value and building shareholder value through market awareness and strategic acquisitions and joint ventures.

As a result of the changes set forth above, the Company’s current officers and directors are as follows:

Name	Position

Robert E. Yates	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Director

Parley Sheya	Vice President, Secretary, Director

Brian D. Corday	Executive Vice President of Business Development, Director

Item 9.01  Financial Statements and Exhibits

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2015
THE PULSE BEVERAGE CORPORATION

	By:	/s/ Robert E. Yates
Robert E. Yates, Chief Executive Officer